UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 04, 2026

GOLD.COM, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36347	11-2464169
(State or Other Jurisdiction of Incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1550 Scenic Avenue Suite 150
Costa Mesa, California		92626
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 844 455-4653

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	GOLD	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On February 4, 2026, Gold.com, Inc. (the “Company”) entered into a Securities Purchase Agreement (as amended by Amendment No. 1 dated February 5, 2026, the “Purchase Agreement”) with TPM, S.A. de C.V., (“TPM”), an affiliate of Tether Global Investments Fund, S.I.C.A.F., S.A. Pursuant to the Purchase Agreement, TPM has agreed to purchase an aggregate of 3,370,787 shares of the Company’s common stock at a price of $44.50 per share, to be settled in two tranches in connection with a $150 million private placement of equity securities (the “PIPE Financing”). This price represents an 11.9% discount to the 10-day volume weighted average price of the Common Shares on the NYSE as of market close on February 4, 2026. The first tranche of the shares was purchased on February 6, 2026, corresponding to 2,840,449 shares for an aggregate purchase price of $126.4 million. The second tranche of 530,337 shares will be acquired for an aggregate purchase price of $23.6 million following expiration or early termination the waiting period under the Hart-Scott-Rodino Act of 1976.

The Purchase Agreement provides that the Company will use $20 million of the proceeds of the sale of the shares to acquire XAU₮, a gold-backed stablecoin sponsored by an affiliate of TPM. The Purchase Agreement also provides that the parties have agreed to use their reasonable commercial efforts in good faith to negotiate and execute certain additional agreements relating to gold lending, gold storage and certain other related commercial arrangements, provided that these agreements must be mutually acceptable to the parties in their reasonable commercial discretion.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 and Exhibit 10.2 hereto and incorporated by reference herein.

Investor Rights Agreement

In connection with the PIPE Financing, the Company and TPM entered into an Investor Rights Agreement. This agreement provides that, for so long as TPM holds at least 5% of the Company’s outstanding shares, it will have the right to nominate members of the Company’s board of directors in proportion to its holdings, rounded down to the nearest whole board seat, but not less than one board member. Accordingly, TPM is entitled currently to nominate one director to the board, and upon receiving notice of nomination, the Company is obligated, as soon as practicable thereafter, to take all necessary corporate action to cause TPM’s nominee to be appointed to the board. The Investor Rights Agreement also provides TPM with customary rights to have its shares acquired pursuant to the Purchase Agreement to be registered under the Security Act of 1933, including certain customary demand and piggyback registration rights.

The foregoing description of the Investor Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Investor Rights Agreement, a copy of which is filed as Exhibit 10.3 hereto and incorporated by reference herein.

Lock-Up Agreement

Also, in connection with the PIPE Financing, TPM has executed a Lock-Up Agreement in favor of the Company. Under the terms of the Lock-up Agreement, TPM has agreed that, for a period of 90 days, it will not sell, pledge or otherwise transfer any shares of the Company’s common stock, whether now owned or hereafter acquired; enter into any swap, hedge, short sale or similar arrangement with respect to such shares, in cash or otherwise; make any demand for or exercise any right with respect to such shares; or publicly disclose the intention to sell, pledge, transfer or enter into any swap, hedge, short sale or similar arrangement with respect to such shares, subject to certain exceptions.

The foregoing description of the Lock-Up Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Lock-Up Agreement, a copy of which is filed as Exhibit 10.4 hereto and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description
10.1	Securities Purchase Agreement, dated as of February 4, 2026, between Gold.com, Inc. and TPM, S.A. de C.V.
10.2	Amendment No. 1, dated as of February 5, 2026, to Securities Purchase Agreement between Gold.com, Inc. and TPM, S.A. de C.V.
10.3	Investor Rights Agreement, dated as of February 4, 2026, is entered into between Gold.com, Inc. and TPM, S.A. de C.V.
10.4	Lock-up Agreement, dated February 4, 2026, executed by TPM, S.A. de C.V. in favor of Gold.com, Inc.
104	Inline XBRL for the cover page of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLD.COM, INC.

Date:	February 9, 2026	By:	/s/ Carol Meltzer
		Name: Title:	Carol Meltzer General Counsel and Secretary